Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-180057, 333-193001, and 333-193003) and Form S-3 (No. 333-130634) of Smith & Wesson Holding Corporation and its subsidiaries of our report dated June 19, 2014 relating to the consolidated financial statements and financial statement schedule which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts

June 14, 2016